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                                                                   Exhibit 10.20

                          ROY F. WESTON, INC.

                ELECTIVE DEFERRED COMPENSATION AGREEMENT





     This Elective Deferred Compensation Agreement (hereinafter called "Agreement") is made the 23rd day of December, 1997 by and between ROY F. WESTON, INC., a Pennsylvania corporation with its principal business office located at One Weston Way, West Chester, Pennsylvania (hereinafter called "Employer") and WILLIAM L. ROBERTSON (hereinafter called "Employee").

                               BACKGROUND

     Employee is a key employee of Employer. Employee desires to defer receipt of certain portions of his compensation. As an additional inducement to Employee to continue to render services to Employer, Employer agrees to provide deferred compensation benefits to Employee under the terms and subject to the conditions hereinafter set forth.

                               AGREEMENT

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, do hereby mutually agree as follows:

     1. Deferral Election. For each calendar year of Employee's employment, Employee may file with Employer an





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election in writing on the Deferral Election Form attached hereto, to defer all or part of his compensation for such year. The election must be filed before January 1st of the calendar year to which it pertains. Once made, an election shall be irrevocable for the calendar year to which it pertains.

     2. Accounting. Employer shall maintain a deferred compensation account for Employee and shall add to such account the amount of compensation that Employee elects to defer on the date that Employer otherwise would have paid the compensation to Employee.

     3. Earnings Adjustment. On a regular basis, Employer shall credit or debit Employee's deferred compensation account as if the account were invested in one or more investments funds determined as hereafter provided. Unless Employer and Employee otherwise agree, the universe of available funds shall be those which The Vanguard Group sponsors that are made available to participants in Employer's Retirement Savings Plan. Employer shall establish procedures for Employee to designate the specific fund or funds he desires to have applied and for Employee to change such designation from time to time.

     4. Distribution. Employer shall distribute Employee's deferred compensation account to him in one lump sum on the earlier of a date Employer selects (i) in January of 2001 or (ii) in the calendar month following the month Employee's employment with Employer terminates for any reason.



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     5. Forfeitability.  Employee's right to payments hereunder shall not be subject to forfeiture except due to Employer's insolvency.

     6. Impact on Other Benefit Plans. Any amounts which Employee elects to defer under this Agreement shall not be deemed salary or other eligible compensation under Employer's Retirement Savings Plan. For all other fringe benefit plans or programs, such amounts shall be deemed salary or other eligible compensation.

     7. Beneficiary Designation. Payments due hereunder after Employee's death, if any, shall be paid to such beneficiary or such beneficiaries as Employee designated in writing on the Beneficiary Form last delivered to Employer and containing Employer's acknowledgement. Employee shall have the right at any time and from time to time to change the beneficiary. If Employee fails to make a beneficiary designation, or if the designee predeceases Employee, the remaining payments shall be paid to Employee's spouse. If Employee is not survived by a spouse, the payments shall be made to Employee's estate. If payments are made to a beneficiary and the beneficiary dies before all payments are made, the balance shall be paid to the beneficiary's estate.

     8. Acceleration Election. The Board of Directors of Employer may, at its option, at any time or from time to time, in



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its absolute and sole discretion, accelerate the time and the manner of making payment of any one or more benefit installments, or may anticipate any payments thereof, in event of any emergency or necessity affecting the personal or family affairs of Employee or any beneficiary of Employee, if the Employee is deceased, or if payments are to be made to an estate.

     9. Minority or Disability. If Employer in its sole discretion deems any person entitled to receive any payments under this Agreement to be unable to care for his or her affairs because of illness or accident, or minority, any such payments (unless a prior claim therefore shall have been made by duly appointed Guardian, committee or other legal representative) may be made to the spouse, child or children, parent, brother or sister of such person, or to any third person or entity deemed by Employer to have incurred expense for such person, in such manner and amount as Employer may determine. Any such payment shall be a complete discharge to the extent thereof of the obligations of Employer under this Agreement.

     10. Non-Alienation of Benefits. None of the rights or benefits contemplated under this Agreement may be sold, given away, assigned, transferred, pledged, mortgaged, alienated, hypothecated or in any way encumbered or disposed of by Employee, or any executor, administrator, heir, legatee, distributee,



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relative or any other person or entity, whether or not in being, claiming under Employee by virtue of this Agreement, and none of the rights, interest or benefits contemplated by this Agreement shall be subject to execution, attachment or similar process. Any sale, gift, assignment, transfer, pledge, mortgage, alienation, hypothecation or encumbrance, or other disposition of this Agreement or of such rights or benefits contrary to the foregoing provisions, or the levy or any attachment or similar process thereon, shall be null and void and without effect.

     11. Taxes. Employer shall withhold from benefit payments or other compensation payable to Employee and remit to the appropriate government agencies such payroll taxes and income withholding as Employer determines is or may be necessary under applicable law with respect to amounts deferred or benefits paid under this Agreement.

   12. General Obligation. The rights and benefits of Employee and any beneficiary hereunder shall be solely those of an unsecured creditor of Employer. No assets acquired or held by Employer shall be deemed to be held by Employer in trust for them hereunder or to be security for the performance of any obligation of Employer hereunder.

     13. No Employment Agreement. Nothing contained herein shall be construed as conferring upon Employee the right to continue in Employer's employ. This Agreement is not a contract



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of employment.

     14. Power and Authority. Employer through either its Board of Directors or Executive Committee shall have full power and authority to interpret, construe and administer this Agreement, and any such interpretation or construction hereof by Employer, or other action hereunder, including the amount or recipient of any one or more payments shall be binding and conclusive on all persons, whether in being or not. Employer shall not be liable to any person, whether in being or not, for any action taken or omitted in connection with the interpretation and administration of this Agreement.

     15. Waiver of Breach. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     16. Modification. This Agreement shall not be modified or amended except by written instrument duly executed by Employee and Employer.

     17. Severability. If any clause, sentence, paragraph, section, or part of this Agreement shall be held by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate any of the other parts hereof.



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     18. Notices.  Any notice required or permitted to be given under this
Agreement shall be sufficient if in writing and sent by registered or certified mail, if to Employee, to Employee's address as shown on the books of Employer, and if to Employer, to Employer's principal business office located at One Weston Way, West Chester, Pennsylvania 19380-1499 or such other address as Employer may designate in writing, or if such written notice is actually received by the person to whom sent.

     19. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Philadelphia in accordance



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with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction.

     20. Gender and Plural. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the context may require.

     21. Captions. The captions of the various provisions shall not be deemed a part of this Agreement and shall not be construed in any way to limit the contents hereof but are inserted herein only for reference and for convenience of the parties.

     22. Governing State Law. This Agreement may be executed at different times in different places, but all questions concerning the construction or validity hereof, or relating to performance hereunder, shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officers, and Employee has hereunto set Employee's hand and seal as of the day and year first above written.

ATTEST:                                    ROY F. WESTON, INC.



/s/Arnold P. Borish, Esquire               By:/s/ Raymond J. Griffin
----------------------------                  -------------------------------
Secretary                                     Vice President, Human Resources
(SEAL)





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                                           /s/ William L. Robertson
                                           ------------------------
                                           William L. Robertson




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